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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY

   (Unless noted as a Texas corporation, all subsidiaries are formed under local law.)

  DASYTEC USA, Incorporated
  DATALOG Systeme zur MeBwerterfassung GmbH & Co. KG, Germany
  GfS Systemtechnik GmbH & Co. KG, Germany
  N.I. Export (Barbados) Ltd., Barbados
  National Instruments Australia Corporation, a Texas corporation National Instruments Belgium N.V., Belgium
  National Instruments Beteiligungs GmbH, Germany
  National Instruments Brazil, Brazil
  National Instruments Canada Corporation, a Texas corporation
  National Instruments China Corporation, a Texas corporation
  National Instruments (Czech Republic) s.r.o., Czech Republic
  National Instruments Corporation (UK) Limited, United Kingdom
  National Instruments de Mexico, S.A. de C.V., Mexico
  National Instruments Europe Corporation, a Texas corporation
  National Instruments Europe Software and Hardware Manufacturing Limited Liability Company, Hungary
  National Instruments Finland Oy, Finland
  National Instruments France Corporation, a Texas corporation
  National Instruments Germany GmbH, Germany
  National Instruments Gesellschaft m.b.H., Salzburg, Austria
  National Instruments Hellas Measurement and Automation Systems, E.P.E.,
  Greece
  National Instruments Hong Kong Limited, Hong Kong
  National Instruments (Ireland) Limited, Ireland
  NI Systems (India) Private Limited, India
  National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenija
  National Instruments Israel Ltd., Israel
  National Instruments Italy s.r.l., Italy
  National Instruments Japan Kabushiki Kaisha, Japan
  National Instruments (Korea) Corporation, Korea
  National Instruments Netherlands B.V., Netherlands
  National Instruments Netherlands Investments B.V., Netherlands
  National Instruments New Zealand Limited, New Zealand
  National Instruments Poland Sp.Zo.o, Poland
  National Instruments Portugal Unipessoal Lda, Portugal
  National Instruments Russia Corporation, a Texas corporation
  National Instruments Scandinavia Corporation, a Texas corporation National Instruments Services B.V., Netherlands
  National Instruments Singapore (PTE) Ltd., Singapore
  National Instruments Spain, S.L., Spain
  National Instruments Sweden A.B., Sweden
  National Instruments Switzerland Corporation, a Texas corporation National Instruments Taiwan Corporation, a Texas corporation
  Shanghai NI Instruments LTD, China
  Virtual Instruments SDN BHD, Malaysia
  WorldSoft, Ltd., United Kingdom